Exhibit 107

Calculation of Filing Fee Tables

FORM S-4
(Form Type)

INFLECTION POINT ACQUISITION CORP. II
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	New USARE Common Stock to be issued to Shareholders of Inflection Point(1)(2)(3)	457(f)(1)	8,455,349	$10.79	(11)	$91,233,125.71		0.0001531	$13,967.79
Fees Previously Paid	Equity	New USARE Common Stock to be issued to members of USARE(2)(4)	457(f)(2)	83,643,696	$—		$102,992,000.00	(12)	0.0001531	$15,768.08
Fees Previously Paid	Equity	Series A Preferred Stock(2)(5)	457(f)(2)	2,727,632	$—	(13)	—		0.0001531	—
Fees Previously Paid	Equity	New USARE Common Stock issuable upon conversion of Series A Preferred Stock(2)(6)	457(i)	32,732,584	$—		$19,635,000.00	(13)	0.0001531	$3,006.12
Fees Previously Paid	Equity	New USARE Warrants(2)(7)	457(c), (i)	20,150,000	$—	(14)	—		0.0001531	—
Fees Previously Paid	Equity	New USARE Common Stock issuable upon exercise of the New USARE Warrants(2)(8)	457(i)	20,150,000	$11.70	(14)	$235,755,000.00		0.0001531	$36,094.09
Fees Previously Paid	Equity	Series A Preferred Investor Warrants(2)(9)	457(f)(2), (i)	3,000,000	$—	(15)	$—		0.0001531	—
Fees Previously Paid	Equity	New USARE Common Stock issuable upon exercise of the Series A Preferred Investor Warrants(2)(10)	457(i)	3,000,000	$12.00	(16)	$42,283,000.00		0.0001531	$6,473.53
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—		—		—	—
	Total Offering Amounts						$491,898,125.71			$75,309.61
	Total Fees Previously Paid									$235,789.39
	Total Fees Offsets									—
	Net Fee Due									$0.00

(1)	Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (“Inflection Point”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Inflection Point’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by New USARE, the continuing entity following the business combination described in this proxy statement/prospectus (the “Business Combination”), which will thereafter be renamed “USA Rare Earth, Inc.”, as further described in the proxy statement/prospectus. Immediately prior to the Domestication, each Class B ordinary shares, par value $0.0001 per share of Inflection Point (the “Inflection Point Class B Ordinary Shares”) not previously converted into Class A ordinary shares, par value $0.0001 per share (the “Inflection Point Class A Ordinary Shares”) of Inflection Point will be automatically converted into one Inflection Point Class A Ordinary Share. In connection with the Domestication (a) each Inflection Point Class A Ordinary Share issued and outstanding immediately prior to the Domestication will remain outstanding and will automatically convert into one share of common stock, par value $0.0001 per share, of New USARE (“New USARE Common Stock”) (provided that each Inflection Point Class A Ordinary Share owned by holders of Public Shares (as defined below) who have validly elected to redeem their Public Shares will be redeemed for cash in an amount equal to the redemption price), (b) each redeemable warrant to purchase one Inflection Point Class A Ordinary Share (the “Inflection Point Warrants”) issued and outstanding as of immediately prior to the Domestication will be automatically become a redeemable warrant to purchase one share of New USARE Common Stock (“New USARE Warrants”) on substantially the same terms as the Inflection Point Warrants, and (c) each unit of Inflection Point issued and outstanding as of immediately prior to the Domestication will automatically be canceled and each holder will be entitled to one share of New USARE Common Stock and one-half of one New USARE Warrant.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of shares of New USARE Common Stock registered consists of (i) 2,205,349 shares of New USARE Common Stock issuable upon conversion in the Domestication of an equal number of Inflection Point Class A Ordinary Shares, including the Inflection Point Class A Ordinary Shares that were included in the units issued in Inflection Point’s initial public offering (the “IPO”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-271128) (the “IPO Registration Statement”) and offered by Inflection Point in the IPO (the “Public Shares”) and (ii) 6,250,000 shares of New USARE Common Stock issuable upon conversion in the Domestication of (a) 6,200,000 Inflection Point Class A Ordinary Shares and (b) 50,000 Inflection Point Class B Ordinary Shares, that were initially issued as Inflection Point Class B Ordinary Shares in a private placement prior to the IPO to Inflection Point Holdings II LLC (the “Sponsor”) (such Inflection Point Class A Ordinary Shares and Inflection Point Class B Ordinary Shares, collectively, the “Founder Shares”).

(4)	Represents the maximum number of shares of New USARE Common Stock to be issued in connection with the Business Combination to the members of USA Rare Earth, LLC (“USARE”), including the Earnout Shares (as defined in the proxy statement/prospectus).

(5)	Represents 2,727,632 shares of New USARE’s 12% Series A Cumulative Convertible Preferred Stock, stated value $12.00 per share (the “Stated Value”), par value $0.0001 per share (the “Series A Preferred Stock”) to be issued in connection with the Business Combination in exchange for the Class A-1 convertible preferred units of USARE and the Class A-2 convertible preferred unit of USARE.

(6)	Represents the number of shares of New USARE Common Stock issuable upon conversion of the Series A Preferred Stock described in note (5), assuming solely for this purpose, a conversion price of $1.00 per share of New USARE Common Stock. Each share of Series A Preferred Stock is convertible into a number of shares of New USARE Common Stock equal to the Stated Value divided by the conversion price then in effect.

(7)	The number of New USARE Warrants being registered represents (i) the 12,500,000 Inflection Point Warrants that were registered pursuant to the IPO Registration Statement referenced in note (3) above and offered by Inflection Point in its IPO and (ii) 7,650,000 Inflection Point Warrants that were initially issued in a private placement concurrently with the IPO. In connection with the Domestication, each Inflection Point Warrant will be automatically become a New USARE Warrant.

(8)	Represents the number of shares of New USARE Common Stock issuable upon exercise of the New USARE Warrants described in note (7). Each whole New USARE Warrant will entitle the warrant holder to purchase one share of New USARE Common Stock at a price of $11.50 per share.

(9)	Represents Series A Preferred Investor Warrants to purchase up to 3,000,000 shares of New USARE Common Stock to be issued in connection with the Business Combination in exchange for warrants to purchase Class A units of USARE at an initial exercise price of $12.00 per Class A unit, subject to adjustment, and initially issued to a holder of USARE Class A Convertible Preferred Units.

(10)	Represents the number of shares of New USARE Common Stock issuable upon exercise of the Series A Preferred Investors Warrants described in note (9).

(11)	Calculated in accordance with Rule 457(f)(1) and Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Inflection Point Class A Ordinary Shares on The Nasdaq Stock Market LLC (“Nasdaq”) on November 7, 2024 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(12)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. USARE is a private company and no market exists for its equity securities. Therefore, the proposed maximum aggregate offering price is the book value of the securities to be exchanged in the Business Combination, which is $102.9 million for the securities indicated. Such book value excludes the impact of USARE’s accumulated deficit.

(13)	Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. As stated in note (12), USARE is a private company and no market exists for its equity securities. Therefore, the proposed maximum offering price is the book value of the securities to be exchanged in the Business Combination, which is $19.6 million for the securities indicated. Such book value excludes the impact of USARE’s accumulated deficit. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations (“C&DI 240.06”), the registration fee with respect to the Series A Preferred Stock has been allocated to the New USARE Common Stock issuable upon conversion of the Series A Preferred Stock and included in the registration fee paid in respect of such shares of New USARE Common Stock.

(14)	Calculated in accordance with Rule 457(c) and Rule 457(i) under the Securities Act, based on the sum of (i) the average high and low prices of the Inflection Point Warrants on Nasdaq on November 7, 2024 (such date being within five business days of the date that this registration statement was first filed with the SEC) and (ii) the $11.50 exercise price of the New USARE Warrants. Consistent with the response to C&DI 240.06, the registration fee with respect to the New USARE Warrants has been allocated to the New USARE Common Stock issuable upon exercise of the New USARE Warrants and included in the registration fee paid in respect of such shares of New USARE Common Stock.

(15)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. USARE is a private company and no market exists for its equity securities. Therefore, the proposed maximum aggregate offering price is the book value of the securities to be exchanged in the Business Combination, which is $6.3 million for USARE’s Class A Preferred Investor Warrants (the securities to be exchange for the securities indicated). Such book value excludes the impact of USARE’s accumulated deficit.

(16)	Calculated in accordance with Rule 457(f)(2) and Rule 457(i) under the Securities Act. As stated in note (15), USARE is a private company and no market exists for its equity securities. Therefore, the proposed maximum offering price is the book value of the securities to be exchanged in the Business Combination, which is $6.3 million for the securities indicated. Such book value excludes the impact of USARE’s accumulated deficit. Consistent with the response to C&DI 240.06, the registration fee with respect to the Series A Preferred Investor Warrants has been allocated to the New USARE Common Stock issuable upon conversion of the Series A Preferred Stock and included in the registration fee paid in respect of such shares of New USARE Common Stock. The exercise price of the Series A Preferred Investor Warrants is $12.00 per share of New USARE Common Stock.

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